UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2007

MORRIS PUBLISHING GROUP, LLC
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or other jurisdiction of incorporation)

333-112246	58-1445060
(Commission File Number)	(IRS Employer Identification No.)

725 Broad Street; Augusta, Georgia	30901
(Address of Principal Executive Offices)	(Zip Code)

(706) 724-0851
(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2	Other Events

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 30, 2007, Morris Publishing Group, LLC, ("Morris Publishing") completed the sale of fourteen daily newspapers, three nondaily newspapers, a commercial printing operation and other related publications to GateHouse Media, Inc. ("GateHouse"). The total purchase price was $115 million plus a working capital adjustment, with GateHouse electing to pay $10 million in the form of a one-year promissory note bearing interest at 8% per annum, and the remainder in cash.

The parties to the Definitive Asset Purchase Agreement (the "Agreement") dated October 23, 2007 were Morris Publishing, MPG Allegan Property, LLC, Broadcaster Press, LLC, MPG Holland Property, LLC, The Oak Ridger, LLC, and Yankton Printing Company, as sellers, and Morris Communications, as seller guarantor, and GateHouse Media Operating, Inc., as buyer, and GateHouse, as buyer guarantor. Other than the Agreement, there are no material relationships between Morris Publishing and GateHouse or any of their respective affiliates.

The daily newspapers sold include the Dodge City (Kan.) Daily Globe, The Newton (Kan.) Kansan, The (Pittsburg, Kan.) Morning Sun, the Hillsdale (Mich.) Daily News, The Holland (Mich.) Sentinel, the Hannibal (Mo.) Courier-Post, The (Independence, Mo.) Examiner, The Grand Island (Neb.) Independent, the York (Neb.) News-Times, The Daily Ardmoreite (Okla.), The Shawnee (Okla.) News-Star, the Yankton (S.D.) Daily Press & Dakotan, The Oak Ridger (Tenn.), and the News Chief (Winter Haven, Fla.). The nondaily newspapers include La Estrella (Dodge City, Kan.), The Girard (Kan.) City Press and the Vermillion (S.D.) Plain Talk. The commercial printing operation is Flashes Publishing (Mich.), which also publishes The Holland Sentinel and the Flashes Shopping Guides (Mich.), related free nondaily community publications included in the sale.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Morris Publishing's sale on November 30, 2007 of the fourteen daily newspapers, three nondaily newspapers, commercial printing operation and other related publications to GateHouse resulted in a Mandatory Prepayment as defined in the Credit Agreement dated as of December 14, 2005 (the "Credit Agreement"). Consequently, Morris Publishing was required to utilize all of the after-tax net cash proceeds received from the disposition to prepay a portion of the $175 million Tranche A Term Loan under the Credit Agreement within five business days of the sale.

In satisfaction of this requirement, Morris Publishing prepaid $85 million of its Tranche A Term Loan under the Credit Agreement, following the closing of the transaction. The $85 million prepayment included the amount of future after-tax net cash proceeds to be received upon collection of the $10 million one-year promisory note from GateHouse. After the prepayment, $90 million remains outstanding on the Tranche A Term Loan.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of Morris Publishing as of September 30, 2007 and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2007 and 2006 and the twelve months ended December 31, 2006, 2005, and 2004, as required by this item, are attached hereto and incorporated by reference as Exhibit 99.1.

(d) Exhibits:

Exhibit No.	Description

2.1
Asset Purchase Agreement dated October 23, 2007 regarding the sale of fourteen daily newspapers, three nondaily newspapers, a commercial printing operation and other related publications to GateHouse. (filed as Exhibit 10.1 to Morris Publishing's Form 10-Q filed on November 14, 2007)

99.1
Unaudited pro forma condensed consolidated balance sheet of Morris Publishing as of September 30, 2007 and the related unaudited pro forma condensed consolidated statements of income for nine months ended September 30, 2007 and 2006 and the twelve months ended December 31, 2006, 2005 and 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2007	MORRIS PUBLISHING GROUP, LLC

	By:	/s/ Steve K. Stone
Steve K. Stone Senior Vice President and Chief Financial Officer